UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities and
Exchange Act of 1934

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First Trinity Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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First Trinity Financial Corporation
7633 East 63rd Place, Suite 230
Tulsa, Oklahoma 74133

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2013

TO THE SHAREHOLDERS OF
First Trinity Financial Corporation

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of First Trinity Financial Corporation, an Oklahoma corporation (“First Trinity” or the “Company”), will be held in the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145 on Wednesday, May 15, 2013, at 1:00 p.m. Central Daylight Time, for the following purposes:

(1)	To elect seven directors to hold office for a term of one year each or until their successors are duly elected and qualified.

(2)	To ratify the selection of Kerber, Eck & Braeckel LLP, as First Trinity’s independent registered public accounting firm for 2013.

(3)	To approve a non-binding advisory resolution regarding the compensation of the Company’s named Executive Officers.

(4)	To approve a non-binding advisory resolution on the frequency of the advisory vote on compensation of our named Executive Officers.

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 18, 2013, as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.  The stock transfer books will not be closed.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions concerning each of your voting options described in the Proxy Statement. Your cooperation will assure that your shares are voted and will also greatly assist us in preparing for the Annual Meeting.  The proxy is being solicited by and on behalf of the Board of Directors of First Trinity.

Your attention is directed to our 2012 Annual Report and to the proxy statement.  The Proxy Statement accompanies this notice.  The Annual Report is available without charge at www.firsttrinityfinancial.com.  If you desire to have an Annual Report mailed to you, please make a telephone request to (918) 249-2438.

By Order of the Board of Directors,

/s/ Jeffrey J. Wood

Jeffrey J. Wood
Chief Financial Officer, Secretary and Treasurer

Tulsa, Oklahoma
March 22, 2013

TABLE OF CONTENTS

PROCEDURAL MATTERS	1
Record Date and Outstanding Shares	1
Voting and Solicitation	1
Revocability of Proxies	1
PROPOSALS TO BE VOTED ON	2
ELECTION OF DIRECTORS	2
General	2
Vote Required	2
Nominees for Election at the Annual Meeting	2
Board Meetings and Committees	4
Code of Conduct and Ethics	4
Communication with the Board of Directors	4
Audit Committee	4
Compensation Committee	5
Nominating and Corporate Governance Committee	5
Director Compensation	5
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	6
Accounting Fees	6
Pre-Approval of Audit and Non Audit services	6
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	6
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT	7
SECUTRIY OWNERSHIP	8
EXECTIVE COMPENSATION	8
Summary Compensation Table	9
Employment Agreements	9
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	9
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	1010
COMPENSATION DISCUSSION AND ANALYSIS (CD&A)	10
Compensation Philosophy	10
Overview of Compensation Program	10
"Say-on-Pay" and "Say-When-on-Pay"	10
Compensation Performance Analysis	10
Compensation Comparables	11
Comparative Compensation Analysis	11
Board Process and Conclusion	12
NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	12
NON-BINDING ADVISORY RESOLUTION ON THE FREQUENCY OF THE ADVISORY RESOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	13
ANNUAL REPORT	13
OTHER MATTERS	13
OTHER INFORMATION	13

FIRST TRINITY FINANCIAL CORPORATION
7633 EAST 63RD PLACE, SUITE 230
TULSA, OKLAHOMA 74133

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The following information is furnished in connection with a solicitation of proxies by and on behalf of the Board of Directors of First Trinity Financial Corporation (“First Trinity” or the “Company”).  The proxies we receive will be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145 on Wednesday, May 15, 2013 at 1:00 p.m. (Central Daylight Time), and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.  This Proxy Statement and the accompanying proxy are first being mailed to our shareholders on or about March 22, 2013.

PROCEDURAL MATTERS

Record Date and Outstanding Shares

We have issued one class of capital stock.  Stockholders of record at the close of business on March 18, 2013 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, 7,789,060 shares of the Company’s common stock, $0.01 par value, were issued and outstanding.

Voting and Solicitation

Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors, each stockholder will be entitled to vote for seven nominees.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by completing, signing and mailing the proxy card enclosed therewith in the postage-prepaid envelope provided for that purpose.Your completed and signed proxy may also be returned to the Company by fax or email. Voting by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. For specific instructions on how to vote your shares, please review the instructions on the proxy card enclosed with the proxy materials.

The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of First Trinity’s directors, officers and other employees, without additional compensation, personally, by telephone, fax or email.

Any proxy representing shares of common stock entitled to be voted at the Annual Meeting that specifies how it is to be voted will be voted accordingly if properly executed and received by the Company before voting begins at the Annual Meeting, or any adjournment(s) thereof.  Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee and neither any abstention or a broker non-vote will be counted as a vote for a proposal.  Any properly executed proxy will be voted in accordance with instructions specified but in the absence of any instructions will be voted “FOR” any proposal or nominee at the Annual Meeting and any adjournment(s) thereof.

Revocability of Proxies

Proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your proxy by delivering a written notice of revocation to the Secretary of First Trinity or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions).  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request by notifying the inspector of elections of your intention to revoke your proxy and voting in person at the Annual Meeting.

PROPOSALS TO BE VOTED ON:

(1)	To elect seven directors to hold office for a term of one year each or until their successors are duly elected and qualified.

(2)	To ratify the selection of Kerber, Eck & Braeckel LLP, as First Trinity’s independent registered public accounting firm for 2013.

(3)	To approve a non-binding advisory resolution regarding the compensation of the Company’s Named Executive Officers.

(4)	To approve a non-binding advisory resolution on the frequency of the advisory vote on compensation of our Named Executive Officers.

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

PROPOSAL ONE:
ELECTION OF DIRECTORS

General

The Board of Directors consists of one class, with the term of office expiring each year. The number of Directors which will constitute the entire 2013 Board of Directors is seven.  The number of Directors that served on the 2012 Board of Directors was eleven.  The Company’s By Laws designate that the number of Directors which constitutes the entire Board of Directors is twelve.  The Company has elected to nominate seven Directors instead of twelve since it has found no compelling reasons in 2013 to replace the Directors that have previously resigned or were not renominated from 2012.  Proxies can only be voted for seven persons that correspond to the number of Directors nominated.

The Board of Directors determined that five of the seven current 2012 Directors nominated are "independent" as defined by NASDAQ listing standards and rule 10A-3 of the Securities and Exchange Act of 1934.  The non-independent directors are Gregg E. Zahn and William S. Lay.

Vote Required

Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Oklahoma law.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for First Trinity’s seven nominees named below, to hold office for a term of one year each or until their successors are duly elected and qualified.  If any nominee of First Trinity is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

Nominees for Election at the Annual Meeting

The Nomination and Corporate Governance Committee, consisting of two independent directors and one non-independent director as determined under applicable NASDAQ listing standards, recommended the seven individuals set forth in the table below for nomination by our full Board of Directors. Seven of the eight current directors were recommended for re-election.  Based on such recommendations, our Board of Directors nominated such seven directors for election at the Annual Meeting.

The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date, position with the Company and business experience.

			Director
Name of Nominee	Age	Position/Principal Occupation	Since
Gregg E. Zahn (4)	51	Director; Chairman, President and Chief Executive Officer of First Trinity	2004
William S. Lay (3) (4)	73	Director; Vice President and Chief Investment Officer of First Trinity	2007
Bill H. Hill (1) (2)	72	Director; Former President of Eastern Oklahoma State College	2004
Charles W. Owens (3)	58	Director; Insurance and Marketing Services	2004
George E. Peintner (2) (4)	59	Director; Marketing Company	2004
Gary L. Sherrer (1) (3)	54	Director; Assistant Vice President, Division of Agricultural Sciences and Natural Resources for Oklahoma State University Foundation	2004
Will W. Klein (1)(2)	80	Director; Insurance Company Chief Executive Officer	2011

(1)	Member Audit Committee
(2)	Member Compensation Committee
(3)	Member Nominating and Corporate Governance Committee
(4)	Member Investment Committee

The following is a brief description of the previous business background of the executive officers and directors.

Gregg E. Zahn is a member of the Board of Directors of First Trinity since 2004.  He became President and Chief Executive Officer in October 2007.  He became Chairman in 2011.  From 2004 until October 2007 he was Director of Training and Recruiting and a member of the Board of Directors. He is President and Chief Executive Officer and Director of TLIC and FTCC and has served in those positions since October 2007.  He was Executive Vice President of First Life America Corporation from December 2008 until August 2009.  He became Chairman, Chief Executive Officer and Director of Family Benefit Life Insurance Company in December 2011.  Between 1997 and March 2004, Mr. Zahn served as Marketing Vice President of First Alliance Insurance Company of Lexington, Kentucky and as Assistant to the President of First Alliance Corporation and Mid American Alliance Corporation. He was President of Alliance Insurance Management from 2001 to 2003.

William S. Lay is Vice President, Chief Investment Officer since March 2011 and served as Chief Financial Officer from April of 2007 through June 2010 and Secretary and Treasurer from April 2007 through March 2011. He has been a Director since 2007.  He also serves as an Officer and Director of TLIC, Family Benefit Life Insurance Company and FTCC.  For the past five years, Mr. Lay has been a financial officer and business consultant, specializing in corporate financial and consulting services for small sized entrepreneurial companies. Prior to that, Mr. Lay was an officer and director of numerous life insurance companies and also has experience in business acquisitions, mergers and reorganizations.

Bill H. Hill has been a member of the Board of Directors since inception in 2004. He also serves as a Director of TLIC and FTCC. He was President of Eastern Oklahoma State College, in Wilburton, OK from 1986-2000. He retired in 2000 and has been a rancher since that time.

Will W. Klein has been a member of the Board of Directors since 2011. He also serves as a Director of TLIC, Family Benefit Life and FTCC. He has been Chief Executive Officer of SkyMed International, Inc. since 1993.  Mr. Klein was named to The Order of Canada in 1983, the country’s highest civilian honor.

Charles W. Owens has been a member of the Board of Directors since inception in 2004.  He is a Director of TLIC and FTCC. Mr. Owens has served as the President and Owner of Tinker Owens Insurance and Marketing Services since its inception in 1988.

George E. Peintner has been a member of the Board of Directors since inception in 2004.  He is a Director of TLIC, Family Benefit Life Insurance Company and FTCC. Mr. Peintner is the Owner of Peintner Enterprises. Peintner Enterprises is a Marketing Company established in 1980.

Gary L. Sherrer has been a member of the Board of Directors since inception in 2004.  He is a Director of TLIC, Family Benefit Life Insurance Company and FTCC. He is an Assistant Vice President for External Affairs for the Division of Agricultural Sciences and Natural Resources for Oklahoma State University. Mr. Sherrer was Assistant CEO of KAMO Power from 2001-2004. Prior to his position as Assistant CEO, Mr. Sherrer held the position of Chief Administrative Officer for seven years at KAMO Power.

There are no family relationships between directors or officers.

Board Meetings and Committees

The Board of Directors of First Trinity held six meetings during 2012. The meetings were held on call and there was an organizational meeting following the Annual Meeting. During 2012, the Board of Directors had a standing Audit Committee, Compensation Committee, Nomination and Governance Committee and Investment Committee.

All directors attended all of the six Board of Directors meetings held during 2012.  The Company encourages, but does not require, its board members to attend the Annual Meeting.  In 2012, six directors attended the Annual Meeting.  First Trinity plans to schedule future annual meetings so that at least a majority of its directors can attend the Annual Meeting.

Code of Conduct and Ethics

The Company has a Code of Conduct and Ethics (“Code”) applicable to all directors and employees, including our Chairman of the Board, Chief Executive Officer and other senior executives, to help ensure that our business is conducted in accordance with high standards of ethical behavior.  The Code is published on our website at www.firsttrinityfinancial.com under “Corporate Governance”

Communication with the Board of Directors

Shareholders and other interested parties can communicate with the Board of Directors, including the non-management directors, either by writing to First Trinity Financial Corporation, Board of Directors, Attention: Corporate Secretary, 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133 or by calling 1-888-883-1499.  An independent third-party service answers all calls to this toll-free telephone number, and passes the caller’s information on to our Chairman of the Audit Committee, who in turn transmits the information to the appropriate member of the Board of Directors. Communications may be anonymous or confidential.  Complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee.  Other concerns will be referred to the Chairman of the Board.  All shareholder-related complaints and concerns will be received, processed and acknowledged by the Company’s Board of Directors. Further information regarding communications with the Board of Directors may be found at the Company’s website, www.firsttrinityfinancial.com under “Corporate Governance.”

Audit Committee

The Audit Committee of the Board of Directors is currently composed of three directors: Will W. Klein (chairman), H. Bill H. Hill and Gary L. Sherrer, each of whom is determined to be an independent director as the term is defined by the NASDAQ listing standards.  The Board of Directors has also determined that Mr. Klein qualifies as an "audit committee financial expert," as defined in applicable SEC rules.

The Audit Committee met four times during 2012.  The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company's financial reporting process, the system of internal financial controls and audits of its financial statements.  The Audit Committee (1) provides oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (2) assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls, and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.   The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of the Company’s website at www.firsttrinityfinancial.com.

Compensation Committee

The Compensation Committee currently consists of directors George E. Peintner (Chairman), Bill H. Hill and Will W. Klein, each of whom is determined to be an independent director as the term is defined by the NASDAQ listing standards.  The Compensation Committee met two times during 2012.  The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers and performs such other duties as may from time to time be determined by the Board of Directors.  The Compensation committee acts pursuant to a written Charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of the Company’s website at www.firsttrinityfinancial.com.

Nominating and Corporate Governance Committee

The Board of Directors provided for a Nominating and Corporate Governance Committee at its April 18, 2007 meeting.  This committee meets on call and submits recommendations to the Board of Directors for members of the Board to be submitted to the shareholders for election. The Nominating and Corporate Governance Committee, which currently consists of independent (as the term is defined by the NASDAQ listing standards) directors Charles W. Owens (Chairman) and Gary L. Sherrer and non-independent director William S. Lay, met two times in 2012.  The Nominating and Corporate Governance committee acts pursuant to a written Charter adopted by the Board of Directors, which is available in the “Corporate Governance” section of the Company’s website at www.firsttrinityfinancial.com.  The Nominating Committee considers individuals recommended by Company shareholders.  Such recommendations should be submitted to the Secretary of the Company at least 120 days before the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting.  In considering nominees, the Committee should address the performance and contribution of incumbent directors, as well as the qualifications of new nominees.

Director Compensation

Directors who are not employees of the Company will receive a $1,000 annual retainer, $1,500 plus expenses for each Board of Directors meeting they attend in person, $250 for each meeting in which they participate telephonically and $250 for any committee meeting they attend not held in conjunction with a Board of Directors’ meeting.  The Director Compensation Table for 2012 is set forth below.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ( $)	Total ($)
H. Bryan Chrisman	2,750						2,750
Bill H. Hill	9,000						9,000
Charles W. Owens	8,000						8,000
Shannon B. Young	4,500						4,500
George E. Peintner	8,250						8,250
G. Wayne Pettigrew	8,000						8,000
Gary L. Sherrer	9,000						9,000
Will W. Klein	9,000						9,000

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Kerber, Eck & Braeckel LLP (“KEB”) as the independent registered public accounting firm of the Company for the year ending December 31, 2013.  Although ratification by shareholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the shareholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of KEB, the Audit Committee may reconsider its selection. KEB has audited the Company’s financial statements since the Company’s inception.  No representative of KEB is expected to be present at the Annual Meeting.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by KEB.

	Years Ended December 31,
	2012	2011
Audit Fees	$85,056	$85,222
Audit Related Fees	30,000	1,311
Tax Fees	2,588	1,500
All Other Fees	-	350
Total	$117,644	$88,383

Audit fees primarily represent fees for financial services provided in connection with the audit of the Company’s consolidated financial statements, review of quarterly and annual financial statements and SEC Forms 10-K, 10-Q and S-1.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the Audit Committee specifically approves the engagement of our independent registered public accounting firm to render that service. Accordingly, we do not engage our independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of KEB to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of the services.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2012 with the Company’s management.  The Company’s management has primary responsibility for the Company’s financial reporting process and internal controls as well as preparation of the Company’s consolidated financial statements.  The independent registered public accounting firm is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States.  The Audit Committee is responsible for overseeing and monitoring the independent registered accounting firm’s audit process on behalf of the Board of Directors.  The Audit Committee has discussed with KEB, the Company’s independent registered public accounting firm for the year ended December 31, 2012, the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committee.” PCAOB Auditing Standard No. 16 requires an auditor to discuss with the Audit Committee, among other things, the auditor’s judgments about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting.  The Audit Committee has also received the written disclosures and the letter from KEB required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with KEB its independence from FTFC.

Based on the review and discussions referred to above, the Audit Committee recommends to FTFC’s Board of Directors that the audited financial statements be included in FTFC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Will W. Klein, Chairman
Bill H. Hill
Gary L. Sherrer

In accordance with the rules of the Commission, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the Commission or subject to the Commission’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Company’s Board of Directors is currently composed of eight members.  Six members are independent and two members (i.e., Mr. Zaha and Mr. Lay) are executive officers of the Company.  Mr. Zahn serves as both the principal officer of the Company in his role as President and Chief Executive Officer and Chairman of the Board of Directors.   The Company does not have a lead independent director.  The Company has determined that this leadership structure (combining the principal executive officer and chairman into one position in 2011) is appropriate since the Company initially formed a financial holding company and raised capital by intrastate private and public offerings in the state of Oklahoma through the sale of shares with the purpose of establishing a life insurance company and premium financing company.  The Company has since grown by acquisition and by the production of life insurance and annuity policies and premium financing contracts.  In 2011, the Board of Directors elected Gregg E. Zahn Chairman.  Having Mr. Zahn in these dual roles as principal executive officer and chairman has galvanized the Company’s focus on its vision and mission as it grew to over $165,000,000 of assets as of December 31, 2012.

The Board of Directors is elected by the shareholders to oversee management and to ensure that the long-term interests of the shareholders are being served. In considering the long-term interests of shareholders, the Board recognizes the importance of considering and addressing the interests of the Company's other major constituents, including policyholders, employees and the communities in which the Company conducts its business.  To fulfill this oversight function, the Company’s Board of Directors holds four regularly scheduled meetings during the year, at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. In addition to its general oversight of management, the Board or its Committees also perform a number of specific functions, including:

•	reviewing, advising, approving and monitoring fundamental financial and business strategies and major corporate actions;
•	assessing major risks facing the Company, and reviewing options for their mitigation;
•	selecting, evaluating and compensating executive management and overseeing executive management succession planning:
•	providing advice and counsel to executive management;
•	providing counsel and oversight on the selection, evaluation, development and compensation of senior management; and
•	ensuring processes are in place for maintaining the integrity of the Company, including the integrity of the financial statements.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date (i) by all persons known to the Company, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the exchange act, to be the beneficial owners of more than 5% of FTFC’s common stock, (ii) by the executive officers named in the Summary Compensation Table under “Executive Compensation”, (iii) by each director, and (iv) by all current directors and executive officers as a group.

Name	Common Stock Beneficially Owned (1)	Percentage Beneficially Owned (1)
Gregg E. Zahn	465,255	5.87%
William S. Lay	22,050	*
Bill H. Hill	30,870	*
Charles W. Owens (2)	48,510	*
George E. Peintner	44,100	*
G. Wayne Pettigrew	44,100	*
Gary L. Sherrer	44,100	*
All directors and executive officers as a group (6 persons)	698,985	8.97%
* represents less than 1%

(1)	As of March 18, 2013, there are 7,789,060 shares issued and outstanding and entitled to vote.
(2)	Includes 4,410 shares jointly owned by Mr. Owens and his children.

EXECUTIVE COMPENSATION

The Compensation Committee assists the Board of Directors in overseeing the management of the Company’s compensation and benefits program, chief executive officer performance and executive development and succession efforts.  In addition, they oversee the evaluation of management and compensation of the officers of the Company.

The primary objective of our compensation program is to offer executive officers competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate manner in the long-term interest of the Company and its shareholders.

Management provides recommendations to the Compensation Committee regarding most compensation matters, including executive compensation; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. The Company does not currently engage any consultant related to executive compensation matters.

The Company’s compensation program for executive officers consists of base salary, consideration for annual bonuses, 401(k) plan and life, health and dental insurance coverage. These elements are intended to provide an overall compensation package that is commensurate with the Company’s financial resources, that is appropriate to assure the retention of experienced management personnel and that aligns their financial interest with those of our shareholders.

Base Salary:  Salary levels recommended by the Compensation Committee are intended to be competitive with salary levels of similarly situated companies, commensurate with the executive officers' respective duties and responsibilities, and reflect the financial performance of the Company.  Annual salary increases are considered based on the same criteria.

Cash Bonuses: Bonus amounts are based on individual performance and are intended to reward superior performance.  The Compensation Committee may also take into account additional considerations that it deems appropriate. Bonuses are discretionary and there is no formal bonus plan in place.

The following Summary Compensation Table sets forth the compensation of the executive officers compensation that exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($) (3)	Total ($)

Gregg E. Zahn (1)	2012	300,000	175,000	10,950	485,950
President and Chief Executive Officer	2011	247,917	-	9,300	257,217

Jeffrey J. Wood (2)	2012	200,000	60,000	-	260,000
Chief Financial Officer, Secretary and Treasurer	2011	185,417	-	-	185,417

(1)	Mr. Zahn was elected President and Chief Executive Officer on October 4, 2007.
(2)	Mr. Wood was elected Chief Financial Officer in June 2010 and Secretary and Treasurer in March 2011.
(3)	This amount is an auto allowance

Employment Agreements

Gregg E. Zahn entered into amendments of his employment agreements on December 8, 2011 and October 8, 2012.  The December 8, 2011 amendment was retroactive to August 1, 2011.  The employment agreement dated June 7, 2010 with the Company, effective and retroactive to May 1, 2010, contained the terms and conditions of the agreement.  The amended agreement is for a term through April 30, 2013 with automatic one-year extensions each year on May 1 and is subject to earlier termination based on disability, death, termination by the Company, with or without cause.  Mr. Zahn’s current base salary of $300,000 was effective January 1, 2012 due to the Company reaching $100,000,000 in consolidated GAAP assets.  He also receives an auto allowance that was raised from $850 to $1,100 during 2012.  He is entitled to participate in the Company’s employee benefit plans available to other executives.  He is eligible for a bonus at the discretion of the Compensation Committee and the Board of Directors, based on performance.  Amounts payable, as of December 31, 2012, in the event of Mr. Zahn’s termination of employment by the Company not for cause or for good reason is $600,000.

William S. Lay entered into an employment agreement dated December 8, 2011, with the Company, effective January 1, 2012.  The December 8, 2011 agreement is for a term through December 31, 2013 and is subject to earlier termination based on disability, death, termination by the Company, with or without cause.  Mr. Lay’s base salary will be $31,250 for working 375 hours in 2012 and 2013.  Any additional hours beyond 375 in 2012 and 2013 will be reimbursed at $90 per hour.  He is entitled to participate in the Company’s employee benefit plans available to other executives.  He is eligible for a bonus at the discretion of the Compensation Committee and the Board of Directors, based on performance.  Amounts payable, as of December 31, 2011, in the event of Mr. Lay’s termination of employment by the Company not for cause or for good reason is $31,250.

Jeffrey J. Wood entered into an employment agreement dated December 8, 2011 with the Company, effective and retroactive to August 1, 2011.  The agreement is for a term through December 31, 2013 with automatic one-year extensions each year on December 31and is subject to earlier termination based on disability, death, termination by the Company, with or without cause.  Mr. Wood’s base salary is $200,000 effective August 1, 2011.  He is entitled to participate in the Company’s employee benefit plans available to other executives.  He is eligible for a bonus at the discretion of the Compensation Committee and the Board of Directors, based on performance.  Amounts payable, as of December 31, 2010, in the event of Mr. Wood’s termination of employment by the Company not for cause or for good reason is $200,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and certain persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of 2012 purchases of treasury shares from former members of the Board of Directors who resigned during 2012 and parties to which a former director contributed Company shares of common stock, four other reports were required to be filed during 2012.  The Company believes that two former directors who resigned during 2012 have not complied with all Section 16(a) filing requirements applicable to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is currently composed of Mr. Peintner (chairman), Mr. Hill and Mr. Klein.  No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.  No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

The following Compensation Discussion and Analysis ("CD&A") describes the material elements of compensation for executive officers identified in the Summary Compensation Table.

Compensation Philosophy

The Compensation Committee, composed of three independent directors, is responsible for implementing our compensation philosophy for directors, executive officers and employees. Our goal is to ensure we employ qualified, experienced executive officers whose financial interests are aligned with that of our shareholders. Because we do believe a systematic pattern exists between executive compensation and performance, our compensation philosophy is structured to "motivate" managerial behaviors through a combination of base and incentive compensation. Another of our objectives is to acquire and retain people of integrity who take pride in delivering positive results.  The final objective, due to our philosophy to outsource many functions and retain a low number of full-time and part-time employees, requires us to have executive officers that are able to perform and have an intimate knowledge of a combination of executive, actuarial, accounting, operating and other understandings inherent in supervising and growing a successful life insurance company.

Overview of Compensation Program

Our compensation consists of salary, bonuses, allowances and benefit plans generally administered equally for all qualified Company employees. The Compensation Committee establishes a salary for each senior executive based on long-term corporate objectives, competitive industry practices and each executive officer's contributions.  The Compensation Committee seeks to ensure executive compensation is reasonable, fair and competitive. In order to make this determination, toward the end of each calendar year, the Compensation Committee generally evaluates the Company's performance and then conducts a similar exercise with respect to a group of comparable companies.

"Say-on-Pay" and "Say-When-on-Pay"

We believe our compensation philosophy and structure is fair for our executive officers.  Shareholders will not find complex compensation formulas to evaluate and approve.  However, to retain our limited number of corporate executives, we generally allow a minimum of one year to a maximum of 2.99 years of compensation in the event of termination of employment by the Company not for cause or for good reason.  Our straightforward and simplified approach to executive compensation insulates our shareholders from the types of corporate excesses which led to the enactment of "Say-on-Pay" and "Say-When-on Pay." We believe our compensation solution favorably serves our shareholders on matters of executive pay.

Compensation Performance Analysis

Our executive management team is led by Gregg E. Zahn and Jeffrey J. Wood who are full-time employees and William S. Lay who is a part-time employee.  The Compensation Committee conducted a review of the performance of Gregg E. Zahn, Jeffrey J. Wood and William S. Lay for the year 2012.  This review included an evaluation of the progress made towards the attainment of our corporate objectives and the role these individuals played in meeting those objectives.  The review also included a broad-based comparison of salaries with senior executives of other publicly traded life insurance companies.  Due to our being a smaller public reporting company and that our common stock is not publicly traded, it is difficult to find public life insurance companies that are comparable to us.  Despite the continuing global economic uncertainty, other market related factors for the majority of 2012 and the conversion and synergy of Family Benefit Life Insurance Company (“Family Benefit Life”) acquired in late 2011, excluding the gain from the acquisition of Family Benefit Life, the Company experienced increases in assets, revenues and net income applicable to common shareholders of $20,702,662, $5,499,740 and $657,367, respectively, in 2012 as compared to 2011.

The Company's performance in 2012 reflected the conversion and synergy of Family Benefit Life during 2012 and the business philosophy and leadership of Gregg E. Zahn and Jeffrey J. Wood.  Giving consideration to these factors, the Compensation Committee was encouraged by executive management's demonstrated leadership. The Compensation Committee considers Gregg E. Zahn and Jeffrey J. Wood to be valuable executive officers in implementing our corporate objectives.

Gregg E. Zahn continues to lead the Company in accordance with the ideals and philosophies of acquisition of companies and organic growth of the life insurance business coupled with the ultimate goal of establishing a public traded stock. Jeffrey J. Wood reports to Gregg E. Zahn and leads the daily operations of the Company in accordance with those same ideals and philosophies.  In 2012, Gregg E. Zahn and Jeffrey J. Wood met and exceeded the subjective expectations of our Board of Directors and shareholders.

The Compensation Committee remains cautious about its responsibility to shareholders in setting executive compensation during difficult market conditions and has asked executive management to focus on continued asset growth and profitability.  Gregg E. Zahn received an increase in base salary to $300,000 in 2012 and also received a $175,000 bonus in 2012 primarily related to the profitable acquisition of Family Benefit Life that resulted in a 2011 gain from that acquisition of $6,229,383.  Jeffrey J. Wood’s 2012 salary of $200,000 was left unchanged for 2012 but he received a $60,000 bonus in 2012 also related to the profitable acquisition of Family Benefit Life.  William S. Lay received a $15,000 bonus in 2012 also related to the profitable acquisition of Family Benefit Life.

Compensation Comparables

To assist in establishing the compensation for 2012, the Compensation Committee utilized independent sources to identify "comparables" within the life insurance industry. We believe a comparable is a point of reference for measurement, but not the determinative factor for our executives' compensation. Because the comparative compensation information is one of several analytic tools used in setting executive compensation, the Compensation Committee has discretion in determining the manner and extent of its use.

Three comparables were selected for discussion of 2012 salaries. These comparables were: Atlantic American Life and Health, National Security Group and Midwest Holdings, Inc. However, each of these comparable companies has different operating activities and product mixes compared to FTFC but there is insufficient public information available on compensations for life insurance companies closer to our size.  We also analyzed the results of Investors Heritage Life Insurance Company and Citizens, Inc.  These last two companies are larger than us in size but we are familiar with their operations and executives due to third part administrative services arrangements and prior employment history.  Data obtained on each comparable company included total assets, liabilities, shareholders’ equity, revenues, benefits and expenses, taxes and net income. Compensation data found on these comparables was limited to only those individuals for whom compensation information was disclosed publicly. As a result, the data typically included only the most highly compensated officers at each company as of their latest public filing.  Generally, this correlated to the Chairman/CEO, President and the individuals who are chief level officers (Chief Financial Officer, Chief Operating Officer and Chief Investment Officer) or the equivalent with us.

Comparative Compensation Analysis

The overall results of the comparables study provided additional information for the Compensation Committee to consider. As noted above, the Compensation Committee reviewed a number of factors within the comparable companies; however, with the focus on base salary compensation.

Based on the Compensation Committee's analysis, the recommended 2012 base salary compensation for Gregg E. Zahn, our Chairman, President and Chief Executive Officer, and Jeffrey J. Wood, our Chief Financial Officer, Secretary and Treasurer, was determined to be low by the Compensation Committee, especially in light of the many roles that they perform for our Company.  These amounts are significantly lower than both the base compensation and total compensation for the comparable companies.  In analyzing these factors, the Compensation Committee concluded that $300,000 is a low base salary compensation for our Chairman, President and Chief Executive Officer and $200,000 is also a low base salary compensation for our Chief Financial Officer.  However, the Compensation Committee believes that through the use of appropriate bonuses and other incentives, these compensation shortages can be managed most efficiently and effectively using Company asset growth and profitability as measurement standards.

The Compensation Committee followed a similar, albeit less elaborate, process with respect to comparing the compensation for William S. Lay in his role as Chief Investment Officer and as a part-time employee.  William S. Lay has extensive experience in the life insurance industry and contributes unique skills in Company management, operations, investment analysis and merger and acquisition activities.   His salary was not objectively determined, but instead reflected his contractual pay that was established in late 2011 at a level the Compensation Committee concluded was appropriate based upon our compensation philosophy and his experience and tenure.

Board Process and Conclusion

The Board of Directors discussed the Compensation Committee's recommended 2012 compensation and adopted the recommendations as proposed.  The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, which the Board of Directors approved.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

George E. Peintner, Chairman
Bill H. Hill
Will W. Klein

PROPOSAL THREE:
NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Your Board of Directors is providing shareholders with the opportunity to cast a non-binding advisory vote on the compensation of our Named Executive Officers. This non-binding advisory shareholder vote, commonly known as “Say-on-Pay,” gives you, as a shareholder, the opportunity to endorse or not endorse our executive pay program and policies. As explained in our CD&A, our goal is to ensure we employ qualified, experienced executive officers whose financial interests are aligned with that of our shareholders. Because we do believe a systematic pattern exists between executive compensation and performance, our compensation philosophy is structured to "motivate" managerial behaviors through a combination of base and incentive compensation.

Another of our objectives is to acquire and retain people of integrity who take pride in delivering positive results.  The final objective, due to our philosophy to outsource many functions and retain a low number of full-time and part-time employees, requires us to have executive officers that are able to perform and have an intimate knowledge of a combination of executive, actuarial, accounting, operating and other understandings inherent in supervising and growing a successful life insurance company.

We believe our compensation philosophy and structure is fair for our executive officers.  Shareholders will not find complex compensation formulas to evaluate and approve.  As such, our compensation structure is something you, as a shareholder, should approve. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive pay.

Accordingly, we are providing you the opportunity to cast a non-binding advisory vote on the compensation of the Company's Named Executive Officers contained in this proxy, through the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in this Proxy Statement is hereby APPROVED.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND THE RELATED DISCLOSURES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL FOUR:
NON-BINDING ADVISORY RESOLUTION ON THE FREQUENCY OF THE ADVISORY RESOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Background

The Dodd-Frank Act required the Securities and Exchange Commission to amend its rules to require that a non-binding advisory proposal be submitted to shareholders once every six years that would determine the frequency of an advisory vote on the compensation paid to our Named Executive Officers as seen in Proposal Three above. This year shareholders have the opportunity to vote on whether to vote every four, five or six years on the compensation to its Named Executive Officers.

We believe a review of our executive compensation every five years coincides closely with the long-term focus of our compensation program and provides shareholders with sufficient time to evaluate its effectiveness as well as our corporate performance.

A long-term focus will decrease the likelihood of a detrimental change in the executive compensation program made in response to short-term economic or market fluctuations. Also, it is possible that the burden of such frequent compensation advisory votes may lead to simplistic pay-plan analysis. Therefore, we recommend a review of our executive compensation every five years.

The choice of frequency that receives the highest number of “FOR” votes will be considered a non-binding advisory vote of the stockholders. Abstentions and broker non-votes will not count as votes cast “for” or “against” any frequency choice, and will have no direct effect on the outcome of this proposal. A signed, uninstructed proxy will be voted for every five years.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS SELECT AN ADVISORY VOTE TO REVIEW EXECUTIVE COMPENSATION TO OUR NAMED EXECUTIVE OFFICERS EVERY FIVE YEARS.

ANNUAL REPORT

Please refer to the Company’s 2012 Annual Report on Form 10-K for financial statements, other financial information and management’s discussion and analysis of the financial condition and results of operations of the Company that is available without charge at www.firsttrinityfinancial.com.  If you desire to have an Annual Report mailed to you, please make a telephone request to (918) 249-2438.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

OTHER INFORMATION

A shareholder desiring to submit a proposal for inclusion in First Trinity’s Proxy Statement for the year 2014 Annual Meeting must deliver the proposal so that it is receive by First Trinity no later than December 31, 2013.  You must submit your proposal in writing to the Secretary of the Company at 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133.  Only proposals meeting the requirements of applicable Securities and Exchange rules will be considered for inclusion in First Trinity’s Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
FIRST TRINITY FINANCIAL CORPORATION

/s/ Jeffrey J. Wood

Jeffrey J. Wood
Chief Financial Officer, Secretary and Treasurer

Tulsa, Oklahoma

March 22, 2013

PROXY
FIRST TRINITY FINANCIAL CORPORATION
7633 EAST 63RD PLACE, SUITE 230, TULSA, OKLAHOMA 74133
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregg E. Zahn, attorney with full power of substitution, to vote as proxy for the undersigned at the Annual Meeting of Shareholders of First Trinity Financial Corporation to be held on Wednesday, May 15, 2013 at 1:00 p.m. Central Daylight Time in the Premier Room of the Embassy Suites Tulsa – Interstate 44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145, or at any adjournment or postponements thereof, and to vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of Annual Meeting and Proxy Statement dated March 22, 2013 as follows:

(1)	Election of Directors				To withhold authority to vote for any
individual nominee(s) mark “For All Except”
and write number(s) of the nominee(s) on the
	FOR ALL	WITHHOLD ALL		FOR ALL EXCEPT	line below.

	[ ]	[ ]		[ ]

(01)	Gregg E. Zahn		(05)	Charles W. Owens
(02)	William S. Lay		(06)	George E. Peintner
(03)	Bill H. Hill		(07)	Gary L. Sherrer
(04)	Will W. Klein

(2)	To ratify the appointment of Kerber, Eck & Braeckel LLP, as First Trinity Financial Corporation’s independent registered public accounting firm for the year ending December 31, 2013.

	[ ] FOR	[ ] AGAINST		[ ] ABSTAIN

(3)
To approve a non-binding advisory resolution regarding the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in this Proxy Statement.

	[ ] FOR	[ ] AGAINST		[ ] ABSTAIN

(4)	To approve a non-binding advisory resolution regarding the frequency of the advisory vote on compensation of Named Executive Officers.

	[ ] 4 YEARS	[ ] 5 YEARS		[ ] 6 YEARS	[ ] ABSTAIN

(5)	On any other matter which may come before the meeting in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

To be counted, this proxy must be signed, dated and received by the Corporate Secretary of First Trinity Financial Corporation, 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133, on or before May 15, 2013.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR".

Please sign exactly as name appears on this card. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

This Proxy Statement and the 2012 Annual Report to Shareholders are available at www.firsttrinityfinancial.com

Shareholder’s signature

Shareholder's signature

Date	, 2013

IMPORTANT

Please complete this proxy card and return by

FAX:  (918)249-2478

Or By Mail:  7633 East 63rd Place, Suite 230, Tulsa, Oklahoma  74133

Or By Email: support@firsttrinityfinancial.com